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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

                              ___________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         StanCorp Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)


               Oregon                                   93-1253576
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1100 S.W. Sixth Avenue, Portland, Oregon                    97204
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(Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [_]

Securities Act registration statement file number to which this Form relates:
333-72521 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
To be so registered           each class is to be registered
-------------------           ------------------------------

Common Stock, no par value     New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.  Description of Registrant's Securities
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         to be Registered
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         Common Stock, no par value
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      The description of the Registrant's Common Stock is incorporated by reference to the information appearing under "Description of Capital Stock" in the Registrant's Preliminary Prospectus which forms a part of Registrant's Registration Statement on Form S-1, as amended (File No. 333-72521).

Item 2.  Exhibits
------   --------

         1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc.
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                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 8, 1999


                 STANCORP FINANCIAL GROUP, INC.



                 By:   /s/ Eric E. Parsons
                    ------------------------------------------------------
                    Name:  Eric E. Parsons
                    Title:  Senior Vice President and Chief Financial Officer